    Press Release

UGI Reports Record Fiscal 2018 Results
Issues 2019 Guidance
NOVEMBER 12, 2018

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal year ended September 30, 2018.

HIGHLIGHTS

•	GAAP EPS of $4.06 per diluted share and adjusted EPS of $2.74 per diluted share

•
Fiscal 2018 GAAP EPS results include $1.00 of deferred tax remeasurements associated with the Tax Cuts and Jobs Act ("TCJA") and tax legislation in France and $0.20 of current year impact associated with such tax legislation. Adjusted results exclude the $1.00 impact

•	Normal weather domestically, warmer-than-normal weather internationally

•	Issued adjusted diluted EPS guidance of $2.75 - $2.95 for the fiscal year ending September 30, 2019
"We are pleased to report record adjusted EPS for the third consecutive year," said John L. Walsh, president and chief executive officer of UGI Corporation. "This year demonstrated our ability to remain focused on long-term objectives without sacrificing on day- to-day execution. We deployed record levels of capital, expanded our Marcellus infrastructure network, continued our strong history of acquisition and integration internationally, achieved record results from our ACE and National Accounts growth programs at AmeriGas, and rolled out technology programs to drive efficiency and enhance the customer experience. Our teams accomplished these goals while meeting the operational demands of cold weather periods domestically and the execution challenges of warm weather abroad. UGI remains well-positioned to meet our commitments to the customers and communities we serve and add significant long-term value for our shareholders."

STRATEGIC ACCOMPLISHMENTS

•
UGI Utilities spent a record $340 million of capital, added over 14,000 residential and commercial heating customers, filed a base rate request for the Electric Division (approved, and effective on October 27, 2018), received regulatory approval for the merger of the three natural gas utilities, completed the design phase and began the build of UNITE Phase 2, its Accounting System replacement.

•
Midstream & Marketing acquired the Texas Creek midstream and Endless Mountain gas gathering systems, completed the Steelton LNG storage and vaporization unit, received the Final Environmental Impact Statement from the FERC for the PennEast pipeline, and acquired a 44 megawatt natural gas turbine adding capacity to the Hunlock site.

•
UGI International completed the Finagaz integration on time and achieved higher-than-expected synergies, integrated LPG distribution businesses in Sweden and in Italy and an energy marketer ("DVEP") in the Netherlands, centralized European supply, continued to build-out a new cylinder distribution model, and launched a natural gas marketing business in the U.K.

•
AmeriGas achieved record volumes from ACE and National Accounts programs, continued to reduce distribution costs and optimize delivery routing, launched AmeriMobile platform for service business, and deployed technology-enabled solutions to enhance the customer experience.

•	UGI Corporation increased its dividend for the 31st consecutive year.
2019 OUTLOOK

UGI provided an adjusted EPS guidance range of $2.75-$2.95 per diluted share for the fiscal year ending September 30, 2019 1. This guidance range assumes normal weather, based upon a 15-year average, and excludes mark-to-market gains and losses on commodity and certain foreign currency derivative instruments.

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2018 earnings and other current activities at 9:00 AM ET on Tuesday, November 13, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on November 13 through 11:59 PM ET on November 20. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 8897959.

CONTACT INVESTOR RELATIONS
610-337-1000
Brendan Heck, ext. 6608
Shelly Oates, ext. 3202

ABOUT UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in ten states, the District of Columbia and internationally in France, Belgium, the Netherlands and the UK. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE: APU), the nation's largest retail propane distributor.
Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI Corporation is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions (principally comprising changes in unrealized gains and losses on such derivative instruments), losses associated with extinguishments of debt, Finagaz integration expenses, impairments of tradenames and trademarks at AmeriGas, and the remeasurement impact on net deferred tax liabilities from changes in U.S. and French tax rates. Volatility in net income at UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results.
Tables on the last page reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

1 Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments we cannot reconcile fiscal year 2019 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.
This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, continued analysis of recent tax legislation, liability for uninsured claims and for claims in excess of insurance coverage, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
AmeriGas Propane

For the year ended September 30,	2018	2017	Increase (Decrease)
Revenues	$2,823.0	$2,453.5	$369.5	15.1%
Total margin (a)	$1,508.3	$1,450.6	$57.7	4.0%
Partnership operating and administrative expenses	$923.1	$915.1	$8.0	0.9%
Impairment of Partnership tradenames and trademarks	$75.0	$—	$75.0	N.M
Operating income	$347.2	$355.3	$(8.1)	(2.3)%
Partnership Adjusted EBITDA	$605.5	$551.3	$54.2	9.8%

Retail gallons sold (millions)	1,081.3	1,046.9	34.4	3.3%
Heating degree days - % colder (warmer) than normal	0.3%	(11.3)%
Capital expenditures	$101.3	$98.1	$3.2	3.3%
N.M. - variance is not meaningful

•	Retail gallons sold increased 3%, primarily due to weather that was near normal and 13% colder than Fiscal 2017.

•	Total margin increased $58 million primarily reflecting higher retail volumes sold ($57 million), and slightly higher non-propane total margin ($1 million).

•
Partnership operating and administrative expenses increased $8 million (including the effects of an $8 million MGP accrual in Fiscal 2017) largely reflecting higher compensation and benefits costs associated with increased activity ($20 million), higher vehicle expenses ($11 million), and higher outside services expense ($6 million). These increases in operating expenses were partially offset by lower general insurance and self-insured casualty and liability expense, lower provision for uncollectible accounts and lower travel and entertainment expenses.

•
Partnership Adjusted EBITDA increased $54 million principally reflecting the higher total adjusted margin and higher other operating income partially offset by the higher operating and administrative expense.

•	Recorded a $75 million non-cash impairment charge in Fiscal 2018 associated with a plan to discontinue the use of Heritage tradenames and trademarks.

UGI International

For the year ended September 30,	2018	2017	Increase (Decrease)
Revenues	$2,683.8	$1,877.5	$806.3	42.9%
Total margin (a)	$1,063.7	$942.2	$121.5	12.9%
Operating and administrative expenses	$703.2	$626.2	$77.0	12.3%
Operating income	$223.1	$195.7	$27.4	14.0%
Income before income taxes	$188.8	$175.0	$13.8	7.9%
Finagaz integration expenses	$30.5	$39.9	$(9.4)	(23.6)%
Adjusted income before income taxes	$219.3	$214.9	$4.4	2.0%

LPG retail gallons sold (millions)	886.3	827.9	58.4	7.1%
Heating degree days - % colder (warmer) than normal	(5.3)%	0.7%
Capital expenditures	$111.4	$90.3	$21.1	23.4%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. Although the British pound sterling and the euro during much of Fiscal 2018 were stronger than during Fiscal 2017, the translation effects of these currencies did not negatively impact UGI International net income due to losses on foreign currency exchange contracts.

•
Total retail LPG gallons sold increased due to the October 2017 acquisition of UniverGas. Our existing businesses' retail volumes were slightly lower than Fiscal 2017 reflecting temperatures that were 6% warmer than the prior year.

•
Total margin increased $122 million in Fiscal 2018 due to translation effects of the stronger euro and British pound sterling (approximately $80 million) and $58 million of incremental margin from UniverGas and DVEP.

•
Operating and administrative expenses increased $77 million in Fiscal 2018 principally reflecting the translation effects of the stronger euro and British pound sterling on local currency expenses (approximately $45 million) and $39 million of incremental expenses from UniverGas and DVEP. Our existing businesses' local currency operating and administrative expenses were slightly lower than the prior year.

•	Operating income increased $27 million reflecting the increased total margin offset by the higher operating and administrative expenses and higher depreciation and amortization expenses.

Midstream & Marketing

For the year ended September 30,	2018	2017	Increase (Decrease)
Revenues	$1,421.7	$1,121.2	$300.5	26.8%
Total margin (a)	$330.9	$264.5	$66.4	25.1%
Operating and administrative expenses	$114.0	$95.6	$18.4	19.2%
Operating income	$173.9	$139.2	$34.7	24.9%
Income before income taxes	$176.3	$141.4	$34.9	24.7%

Heating degree days - % (warmer) than normal	(1.5)%	(12.1)%
Capital expenditures	$43.1	$117.5	$(74.4)	(63.3)%

•
Total margin increased $66 million due to higher total margin from midstream assets, principally the result of higher natural gas gathering, capacity management and peaking total margin, and higher electricity generation total margin.

•	Operating and administrative expenses increased $18 million reflecting higher compensation and benefits expense and higher expenses associated with greater peaking, LNG, and gas gathering activities.

•
Operating income increased $35 million primarily due to the higher total margin ($66 million), partially offset by higher operating and administrative expenses ($17 million), higher depreciation expense ($8 million), and a decrease in other operating income ($5 million) primarily due to the absence of AFUDC income associated with the Sunbury Pipeline project that was recorded in Fiscal 2017.

•
The $35 million increase in income before income taxes reflects higher operating income and slightly higher AFUDC income associated with the PennEast pipeline equity investment partially offset by slightly higher interest expense.

•
Capital expenditures decreased $74 million largely reflecting the completion of the Sunbury Pipeline and Manning LNG facility in the prior year and lower expenditures on the Steelton LNG facility in Fiscal 2018.

UGI Utilities

For the year ended September 30,	2018	2017	Increase
Revenues	$1,092.4	$887.6	$204.8	23.1%
Total margin (a)	$564.5	$515.6	$48.9	9.5%
Operating and administrative expenses	$244.6	$223.2	$21.4	9.6%
Operating income	$237.5	$228.3	$9.2	4.0%
Income before income taxes	$194.6	$188.1	$6.5	3.5%
Adjusted net income attributable to UGI Corporation	$140.9	$116.0	$24.9	21.5%

Gas Utility system throughput - billions of cubic feet
Core market	80.2	70.4	9.8	13.9%
Total	264.0	243.1	20.9	8.6%
Gas Utility Heating degree days - % (warmer) than normal	(2.1)%	(11.1)%
Capital expenditures	$338.5	$317.7	$20.8	6.5%

•	Gas Utility core market throughput increased 14% reflecting temperatures that were 10% colder than the prior year and growth in the number of core market customers.

•
Total margin increased $49 million principally reflecting higher total margin from Gas Utility core market throughput ($45 million), an increase in PNG base rates effective October 20, 2017 ($9 million), and higher large firm delivery service total margin ($16 million). Total margin was reduced by $23 million as a result of the PA PUC's May 17, 2018 Order regarding the effects of the TCJA but had no impact on net income which reflects an associated decrease in income taxes.

•
Operating and administrative expenses increased $21 million primarily reflecting higher uncollectible accounts ($10 million), higher contractor and outside services ($5 million), higher IT maintenance and consulting ($4 million) and higher compensation and benefits ($3 million) expenses.

•
Net Income attributable to UGI corporation increased primarily due to the higher total margin excluding the impact of the PA PUC's May 17, 2018 Order partially offset by the higher operating and administrative expenses, greater depreciation and amortization expenses and lower other income.

(a) Total margin represents total revenue less total cost of sales and excludes pre-tax gains and losses on commodity derivative instruments not associated with current period transactions. In the case of UGI Utilities, total margin is also reduced by certain revenue-related taxes.

REPORT OF EARNINGS - UGI CORPORATION

($ millions, except per share) Unaudited	Three Months Ended September 30,		Twelve Months Ended September 30,
	2018 (a)	2017	2018 (a)	2017
Revenues:
AmeriGas Propane	$467.0	$445.2	$2,823.0	$2,453.5
UGI International	456.4	366.4	2,683.8	1,877.5
Midstream & Marketing	264.7	204.9	1,421.7	1,121.2
UGI Utilities	126.1	119.6	1,092.4	887.6
Corporate & Other (b)	(41.1)	(22.2)	(369.7)	(219.1)
Total revenues	$1,273.1	$1,113.9	$7,651.2	$6,120.7
Operating income (loss):
AmeriGas Propane (c)	$(12.6)	$(18.5)	$347.2	$355.3
UGI International	(10.8)	(14.7)	223.1	195.7
Midstream & Marketing	6.7	4.6	173.9	139.2
UGI Utilities	2.2	2.0	237.5	228.3
Corporate & Other (b)	68.8	54.2	82.4	85.7
Total operating income	54.3	27.6	1,064.1	1,004.2
Income from equity investees	1.3	1.3	4.3	4.3
Loss on extinguishments of debt	—	—	—	(59.7)
Gain (loss) on foreign currency contracts, net	6.4	(7.8)	16.2	(23.9)
Interest expense:
AmeriGas Propane	(41.1)	(39.6)	(163.1)	(160.2)
UGI International	(4.8)	(5.4)	(21.1)	(20.6)
Midstream & Marketing	(0.3)	(0.5)	(2.4)	(2.1)
UGI Utilities	(10.9)	(9.7)	(42.9)	(40.2)
Corporate & Other, net (b)	(0.2)	(0.3)	(0.6)	(0.4)
Total interest expense	(57.3)	(55.5)	(230.1)	(223.5)
Income (loss) before income taxes	4.7	(34.4)	854.5	701.4
Income tax (expense) benefit (d)	(12.5)	17.7	(32.1)	(177.6)
Net (loss) income including noncontrolling interests	(7.8)	(16.7)	822.4	523.8
Add net loss (deduct net income) attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	32.2	21.7	(103.7)	(87.2)
Net income attributable to UGI Corporation	$24.4	$5.0	$718.7	$436.6
Earnings per share attributable to UGI shareholders:
Basic	$0.14	$0.03	$4.13	$2.51
Diluted	$0.14	$0.03	$4.06	$2.46
Weighted Average common shares outstanding (thousands):
Basic	174,391	173,769	173,908	173,662
Diluted	177,506	177,175	176,905	177,159
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$(5.5)	$(2.6)	$174.7	$44.6
UGI International	(6.4)	(7.0)	138.6	158.6
Midstream & Marketing	2.4	3.8	196.8	86.9
UGI Utilities	(5.6)	(4.1)	148.9	116.0
Corporate & Other (b)	39.5	14.9	59.7	30.5
Total net income attributable to UGI Corporation	$24.4	$5.0	$718.7	$436.6

(a)	Results for the three and twelve months ended September 30, 2018, include the impacts of the TCJA in the U.S.

(b)
Corporate & Other includes, among other things, net gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions.

(c)	AmeriGas operating income for the twelve months ended September 30, 2018 includes an impairment charge of $75.0 million as a result of a plan to discontinue use of Heritage tradenames and trademarks.

(d)
Income tax expense for the three months and twelve months ended September 30, 2018 includes (1) (expenses) benefits from adjustments to tax-related amounts resulting from the TCJA enacted on December 22, 2017 of $(5.8) million and $166.3 million, respectively, and (2) (expenses) benefits from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $(1.4) million and $12.1 million, respectively. Income tax expense for the three and twelve months ended September 30, 2017 includes (1) benefits from adjustments to net deferred income tax liabilities in France as a result of tax legislation in France of $1.6 million and $29.0 million, respectively and (2) a $7.6 million decrease in foreign tax credit valuation allowance. Income tax expense for the twelve months ended September 30, 2017 also includes an income tax settlement refund of $6.7 million, plus interest, in France.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share
(unaudited)

Fiscal Year Ended September 30, 2018	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other	Total
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$174.7	$138.6	$196.8	$148.9	$59.7	$718.7
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $26.7) (a)	—	—	—	—	(68.1)	(68.1)
Unrealized gains on foreign currency derivative instruments (net of tax of $9.3) (a)	—	—	—	—	(19.6)	(19.6)
Integration expenses associated with Finagaz (net of tax of $(12.0)) (a)	—	18.5	—	—	—	18.5
Impairment of Partnership tradenames and trademarks (net of tax of $(5.8)) (a)	14.5	—	—	—	—	14.5
Impact from December 2017 French Finance Bills	—	(12.1)	—	—	—	(12.1)
Remeasurement impact from TCJA	(112.9)	8.1	(70.1)	(8.0)	16.6	(166.3)
Adjusted net income (loss) attributable to UGI Corporation	$76.3	$153.1	$126.7	$140.9	$(11.4)	$485.6

Adjusted diluted earnings per share:
UGI Corporation earnings per share – diluted	$0.99	$0.78	$1.11	$0.84	$0.34	$4.06
Net gains on commodity derivative instruments not associated with current-period transactions (b)	—	—	—	—	(0.39)	(0.39)
Unrealized gains on foreign currency derivative instruments	—	—	—	—	(0.11)	(0.11)
Integration expenses associated with Finagaz	—	0.10	—	—	—	0.10
Impairment of Partnership tradenames and trademarks	0.08	—	—	—	—	0.08
Impact from December 2017 French Finance Bills	—	(0.07)	—	—	—	(0.07)
Remeasurement impact from TCJA (b)	(0.64)	0.06	(0.39)	(0.04)	0.08	(0.93)
Adjusted diluted earnings (loss) per share	$0.43	$0.87	$0.72	$0.80	$(0.08)	$2.74

Fiscal Year Ended September 30, 2017	AmeriGas Propane	UGI International	Midstream & Marketing	UGI Utilities	Corporate & Other	Total
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$44.6	$158.6	$86.9	$116.0	$30.5	$436.6
Net gains on commodity derivative instruments not associated with current-period transactions (net of tax of $31.9) (a)	—	—	—	—	(51.2)	(51.2)
Unrealized losses on foreign currency derivative instruments (net of tax of $(9.9)) (a)	—	—	—	—	13.9	13.9
Loss on extinguishments of debt (net of tax of $(6.1)) (a)	9.6	—	—	—	—	9.6
Integration expenses associated with Finagaz (net of tax of $(13.7)) (a)	—	26.2	—	—	—	26.2
Impact from December 2016 French Finance Bills	—	(29.0)	—	—	—	(29.0)
Adjusted net income (loss) attributable to UGI Corporation	$54.2	$155.8	$86.9	$116.0	$(6.8)	$406.1

Adjusted diluted earnings per share:
UGI Corporation earnings per share – diluted	$0.25	$0.89	$0.49	$0.66	$0.17	$2.46
Net gains on commodity derivative instruments not associated with current-period transactions	—	—	—	—	(0.29)	(0.29)
Unrealized losses on foreign currency derivative instruments	—	—	—	—	0.08	0.08
Loss on extinguishments of debt	0.05	—	—	—	—	0.05
Integration expenses associated with Finagaz	—	0.15	—	—	—	0.15
Impact from December 2016 French Finance Bills	—	(0.16)	—	—	—	(0.16)
Adjusted diluted earnings (loss) per share	$0.30	$0.88	$0.49	$0.66	$(0.04)	$2.29

(a)	Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.

(b)	Includes the effects of rounding.